UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                FORM 8-K


                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported) January 3, 2006
                                                     (December 31, 2005)


                             HALLADOR PETROLEUM COMPANY
               (Exact Name of Registrant as specified in Charter)



         Colorado                    0-14731             84-1014610
  (State or other jurisdiction     (Commission         (IRS Employer
      of incorporation)            file number)      Identification No.)


1660 Lincoln Street, Suite 2700, Denver, Colorado            80264
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code: 303-839-5504

                             ----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On Friday, December 30, 2005 we entered into an agreement to purchase a 32% interest in Savoy Energy Limited Partnership (Savoy),
from Yorktown Energy Partners II, L.P.   We paid $4,165,000 for this
interest. Bryan Lawrence is a member of the Executive Committee of Savoy, a principal in Yorktown Energy Partners II, L.P., and is also a director in Hallador Petroleum Company. Our CEO, Victor Stabio, will be appointed to the Executive Committee of Savoy and Bryan Lawrence will resign from the committee.

As discussed in our 8-K filing on December 27, 2005, on December 20, 2005, we sold to Yorktown Energy Partners VI, L.P., an institutional investor, for cash 1,893,169 shares of our common stock, par value $0.01, at $2.20 per share ($4,165,000). The shares were sold in a private placement transaction. The proceeds of this stock sale were used to purchase the 32% interest in Savoy.


Item 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

     (a) Not applicable

     (b) Not applicable

     (c) Exhibits - The following exhibit is filed herewith:

         10.1 PURCHASE AND SALE AGREEMENT dated effective as of December 31, 2005 between Hallador Petroleum Company, as Purchaser and Yorktown Energy Partners II, L.P., as Seller relating to the purchase and sale of limited partnership interests in Savoy Energy Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HALLADOR PETROLEUM COMPANY
                                         (Registrant)


Dated: January 3, 2006       By:    /s/Victor P. Stabio
                                    Chief Executive Officer and President